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                                                                   Exhibit 23.09

CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

We hereby consent to (i) the inclusion of our opinion letter, dated March 4, 1999, to the Board of Directors of Century Communications Corp. as Appendix C to the Joint Proxy Statement/Prospectus relating to the proposed merger of Century Communications Corp. with and into Adelphia Acquisition Subsidiary, Inc., a wholly owned subsidiary of Adelphia Communications Corporation and (ii) all references to Donaldson, Lufkin & Jenrette Securities Corporation under the captions "Summary--Opinions of Financial Advisors," "The Merger--Background of the Merger," "The Merger--Information and Factors Considered by the Century Board," and "The Merger--Opinion of Century's Financial Advisor" in the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Donaldson, Lufkin & Jenrette Securities Corporation

By:/s/ Louis P. Friedman
  ---------------------
  Louis P. Friedman
  Managing Director